Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: October 24, 2006 @ 1:30 P.M. PT

ACTEL ANNOUNCES PRELIMINARY UNAUDITED
THIRD QUARTER 2006 FINANCIAL RESULTS

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced preliminary unaudited results for the third quarter, which ended October 1, 2006. These results are preliminary because, as previously announced, a Special Committee of the Board of Directors is reviewing Actel’s historical stock option grant practices and related accounting. This review may result in prior period non-cash stock compensation charges and related tax effects, which could affect the preliminary unaudited third quarter 2006 results being announced today. In addition, Actel anticipates that, as a result of the ongoing options review, it will not file on a timely basis its Quarterly Report on Form 10-Q for the quarter ended October 1, 2006.

Preliminary Financial Results

For the third quarter of 2006, Actel preliminarily reported net revenues of $48.7 million, up 5 percent from the third quarter of 2005 and up 2 percent from the second quarter of 2006.

Non-GAAP net income, which excludes amortization of acquisition-related intangibles and stock-based compensation, was preliminarily reported as $4.7 million for the third quarter of 2006 compared with $2.8 million for the third quarter of 2005 and $4.2 million for the second quarter of 2006. Non-GAAP earnings were preliminarily reported as $0.17 per diluted share for the third quarter of 2006 compared with $0.11 for the third quarter of 2005 and $0.16 for the second quarter of 2006.

Including stock-based compensation and amortization charges in accordance with generally accepted accounting principles (GAAP), Actel preliminarily reported net income of $2.4 million, or $0.09 per diluted share, for the third quarter of 2006 compared with net income of $2.2 million, or $0.09 per diluted share, for the third quarter of 2005 and net income of $1.3 million, or $0.05 per diluted share, for the second quarter of 2006.

Gross margin was preliminarily reported as 62.9 percent for the third quarter of 2006 compared with 59.0 percent for the third quarter of 2005 and 62.1 percent for the second quarter of 2006.

All of the results reported above are presented without taking into account any adjustments that may be required in connection with the ongoing stock option review and should be considered preliminary until Actel files its Form 10-Q for the third quarter ended October 1, 2006. See “Stock Option Review” below.

Business Outlook – Fourth Quarter 2006

Actel believes that fourth quarter revenues will be flat sequentially, plus or minus two percent. Gross margin is expected to be about 62 percent. Operating expenses are anticipated to come in at approximately $30.6 million, which includes an estimated $2.1 million of stock-based compensation expense. Other income is expected to be about $2.2 million. The tax provision for the quarter is expected to be approximately $1.2 million. Outstanding fully diluted share count is expected to be about 27.8 million shares. Actel’s outlook for the fourth quarter of 2006 is presented without taking into account any adjustments that may be required in connection with the ongoing stock option review. See “Stock Option Review” below.

The statements in the above paragraph are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form  10-Q, which can be found on Actel’s web site, www.actel.com. Actel’s quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly.

Conference Call Information

A conference call to discuss second quarter results will be held Tuesday, October 24, 2006, at 2:00 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com. In addition, Actel expects to issue a press release providing a financial update in early December.

Stock Option Review

As previously announced, a Special Committee of Actel’s Board of Directors, composed of independent directors and assisted by independent counsel, is reviewing Actel’s historical stock option grant practices and related accounting. The Special Committee is working to complete its stock option review in a timely manner and the Company intends to file its Quarterly Report on Form 10-Q for the quarter ended October 1, 2006, as soon as practicable after the Special Committee’s investigation is concluded. However, Actel is not in a position at this time to predict when the stock option review will be completed or when its Quarterly Report on Form 10-Q for the quarter ended October 1, 2006, will be filed.

There can be no assurance that the Special Committee review of our historical stock option granting practices and related accounting will not result in a change to or restatement of our financial results for any period. Other potential consequences include modifications in the amount and timing of previously awarded stock-based compensation; the recording of additional expenses; our inability to file required reports with the Securities and Exchange Commission (SEC) on a timely basis; our inability to meet the requirements of the NASDAQ Stock Market for continued listing of our shares; claims and proceedings relating to such matters, including shareholder litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications resulting from any accounting adjustments or other factors.

Non-GAAP Disclosure Statements

This release includes non-GAAP net income, non-GAAP net income per share data and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

About Actel

Actel Corporation is the leader in single-chip FPGA solutions. Actel trades on the NASDAQ Global Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, Calif., 94043-4655. For more information about Actel, visit http://www.actel.com. Telephone: 888-99-ACTEL (992-2835).

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

ACTEL CORPORATION

PRELIMINARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct. 1,
	2006	Oct. 2, 2005	July 2, 2006	Oct. 1, 2006	Oct. 2, 2005
Net revenues	$48,712	$46,378	$47,701	$142,681	$135,689

Costs and expenses:
Cost of revenues	18,055	19,033	18,098	54,703	55,509
Research and development	14,473	12,166	14,417	42,669	35,783
Selling, general, and administrative	14,104	12,204	14,208	43,117	37,708
Amortization of acquisition-related intangibles	¯	540	7	15	1,650

Total costs and expenses	46,632	43,943	46,730	140,504	130,650

Income (loss) from operations	2,080	2,435	971	2,177	5,039
Interest income and other, net	2,021	1,019	1,641	5,025	2,725

Income before tax provision	4,101	3,454	2,612	7,202	7,764
Tax provision	1,747	1,216	1,320	3,708	1,882

Net income (loss)	$2,354	$2,238	$1,292	$3,494	$5,882

Net income (loss) per share:
Basic	$0.09	$0.09	$0.05	$0.13	$0.23

Diluted	$0.09	$0.09	$0.05	$0.13	$0.23

Shares used in computing net income (loss) per share:
Basic	26,281	25,388	25,874	25,969	25,227

Diluted	27,393	25,596	27,087	27,115	25,549

ACTEL CORPORATION
RECONCILIATION OF
PRELIMINARY NON-GAAP STATEMENTS OF OPERATIONS
TO
PRELIMINARY GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	Oct. 1,
	2006	Oct. 2, 2005	July 2, 2006	Oct. 1, 2006	Oct. 2, 2005
Cost and expenses:
Non-GAAP research and development	$13,169	$12,166	$12,868	$38,344	$35,783
Adjustments related to stock based compensation	1,304	—	1,549	4,325	—

GAAP research and development	$14,473	$12,166	$14,417	$42,669	$35,783

Non-GAAP selling, general and administrative	$13,022	$12,204	$12,820	$39,327	$37,708
Adjustments related to stock based compensation	1,082	—	1,388	3,790	—

GAAP selling, general and administrative	$14,104	$12,204	$14,208	$43,117	$37,708

ACTEL CORPORATION
RECONCILIATION OF
PRELIMINARY NON-GAAP STATEMENTS OF OPERATIONS
TO
PRELIMINARY GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	Oct. 1,
	2006	Oct. 2, 2005	July 2, 2006	Oct. 1, 2006	Oct. 2. 2005
Cost and expenses:
Non-GAAP amortization of acquisition-related intangibles	$—	$—	$—	$—	$—
Adjustments related to amortization of acquisition-related intangibles	¯	540	7	15	1,650

GAAP amortization of acquisition-related intangibles	$ ¯	$540	$7	$15	$1,650

Income (loss) from operations:
Non-GAAP income from operations	$4,466	$2,975	$3,915	$10,307	$6,689
Adjustments related to stock based compensation and amortization of acquisition-related intangibles	(2,386)	(540)	(2,944)	(8,130)	(1,650)

GAAP income (loss) from operations	$2,080	$2,435	$971	$2,177	$5,039

Income before tax provision:
Non-GAAP income before tax provision	$6,487	$3,994	$5,556	$15,332	$9,414
Adjustments related to stock based compensation and amortization of acquisition-related intangibles	(2,386)	(540)	(2,944)	(8,130)	(1,650)

GAAP income before tax provision	$4,101	$3,454	$2,612	$7,202	$7,764

ACTEL CORPORATION
RECONCILIATION OF
PRELIMINARY NON-GAAP STATEMENTS OF OPERATIONS
TO
PRELIMINARY GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct. 1,
	2006	Oct. 2, 2005	July 2, 2006	Oct. 1, 2006	Oct. 2, 2005
Net income (loss):
Non-GAAP net income	$4,740	$2,778	$4,236	$11,624	$7,532
Adjustments related to stock based compensation and amortization of acquisition-related intangibles.	(2,386)	(540)	(2,944)	(8,130)	(1,650)

GAAP net income (loss)	$2,354	$2,238	$1,292	$3,494	$5,882

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.17	$0.11	$0.16	$0.43	$0.29
Adjustments related to stock based compensation and amortization of acquisition-related intangibles.	$(0.08)	(0.02)	$(0.11)	$(0.30)	$(0.06)

GAAP net income (loss) per share	$0.09	$0.09	$0.05	$0.13	$0.23

Diluted:
Non-GAAP net income per share	$0.17	$0.11	$0.16	$0.43	$0.29
Adjustments related to stock based compensation and amortization of acquisition-related intangibles.	$(0.08)	$(0.02)	$(0.11)	$(0.30)	$(0.06)

GAAP net income (loss) per share	$0.09	$0.09	$0.05	$0.13	$0.23